Exhibit 10.2

Consulting Agreement

This Consulting Agreement (“Agreement”) is made and entered into as of July 15, 2025, by and between ABVC BioPharma, Inc., a Nevada corporation (“Company”), and Shuling Jiang (“Consultant”).

WHEREAS, the Company desires to engage Consultant to provide certain land-related consulting services as described herein;

WHEREAS, Consultant possesses the qualifications, knowledge, and experience to provide such services;

NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, the parties agree as follows:

1. Scope of Services

Consultant shall provide advisory and development support services related to the Company’s land located in Shulin, Taoyuan, Taiwan. Such services include, but are not limited to:

- Site supervision and care

- Coordination of maintenance activities

- Liaison with local authorities regarding land zoning and permits

- Participation in early-stage development planning

- Oversight of site development planning in alignment with rehabilitation center goals

- Reporting to ABVC board on quarterly site progress and regulatory status

- Acting as ABVC’s land liaison to government agencies in Taiwan

2. Compensation

As full and complete compensation for the services rendered under this Agreement, the Company shall issue to Consultant the following:

1,000,000 restricted shares of Company common stock, subject to a 5-year vesting schedule of 200,000 shares per year.

No additional warrants shall be issued under this agreement.The issuance of shares and warrants shall be subject to Board approval and compliance with applicable securities laws.

3. Term and Termination

This Agreement shall commence on the Effective Date and continue for a period of 12 months unless earlier terminated by either party upon thirty (30) days’ prior written notice. Upon termination, Consultant shall return all Company property and cease representation.

4. Confidentiality

Consultant agrees to maintain in confidence all non-public information obtained during the course of services and shall not disclose such information to any third party without prior written consent of the Company.

5. Independent Contractor

Consultant shall act solely as an independent contractor. Nothing herein shall be construed to create a partnership, joint venture, or employment relationship.

6. Tax Responsibilities

Consultant acknowledges and agrees that any shares and warrants issued may be treated as compensation for services and could be subject to U.S. federal income tax reporting under Section 83 of the Internal Revenue Code. Consultant shall be solely responsible for all taxes arising from any compensation received hereunder. The Company shall not withhold any taxes unless required by applicable law.

Consultant acknowledges the vesting schedule is intended to reduce upfront tax burden under Section 83 and agrees to consult independent tax advisors on any elections or filings.

7. Governing Law

This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to its conflict of laws principles.

Signature Page

The Parties acknowledge that the number of securities issued reflects the mutually agreed commercial value of the transaction and is subject to appropriate fair value determination for accounting purposes. This does not alter the number of shares or warrants to be issued as agreed herein.

ABVC BioPharma, Inc.		蔣淑齡 Shuling Jiang

Authorized Signature/Seal		Authorized Signature/Seal

Name：	Uttam Yashwant Patil	Name：	Shuling Jiang
Title:		Land Owner
CEO